UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

April 13, 2017

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Reports on Form 8-K and Form 8-K/A, filed with the U.S. Securities and Exchange Commission on September 6, 2016, October 25, 2016 and December 13, 2016, Callon Petroleum Operating Company ( “CPOC”), a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into a definitive purchase and sale agreement with Plymouth Petroleum, LLC, and  additional sellers (the “Sellers”) that exercised their “tag-along” sales rights to acquire 6,904 gross (5,952 net) surface acres, primarily located in Howard County, Texas (the “Plymouth Transaction”). On October 20, 2016, the Company completed the Plymouth Transaction for total cash consideration of $340 million in cash, excluding customary post-closing adjustments, with an effective date of September 1, 2016.

As previously disclosed in its Current Reports on Form 8-K and Form 8-K/A, filed with the U.S. Securities and Exchange Commission on April 19, 2016, May 31, 2016 and August 4, 2016, CPOC entered into a definitive purchase and sale agreement with BSM Energy LP, Crux Energy LP and Zaniah Energy LP to acquire 17,298 gross (14,089 net) acres primarily located in Howard County, Texas (the “Big Star Transaction”). On May 26, 2016, the Company completed the Big Star Transaction for total cash consideration of $220 million and 9,333,333 shares of common stock (at an assumed offering price of $11.74 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on that date) for a total purchase price of $329.6 million, excluding customary purchase price adjustments, with an effective date of May 1, 2016.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Unaudited Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 2016, are attached hereto as Exhibit 99.1.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Consolidated Statements of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

April 13, 2017	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Unaudited Pro Forma Consolidated Statements of Operations